EXHIBIT 10.192

SHARE EXCHANGE AGREEMENT

by and among

Omni Shrimp, Inc. ("Omni")

and

the Shareholders of Omni,

on the one hand;

and

NaturalNano Inc. ("Pubco"),

on the other hand

June 23, 2016

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SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of June 23, 2016 (this "Agreement"), is made and entered into by and among Omni Shrimp, Inc., a Florida corporation ("Omni"), and the shareholders of Omni (each a "Shareholder" and collectively, "Shareholders"), on the one hand; and NaturalNano, Inc., a Nevada corporation ("Pubco"), on the other hand.

RECITALS

WHEREAS, on June 23, 2016, the Board of Directors of Pubco has adopted resolutions approving Pubco's acquisition of all the equity interests of Omni held by the Shareholders (the "Acquisition") by means of a share exchange with the Shareholders, upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Shareholders own all of the equity interests, consisting of 300 shares of common stock of Omni (the "Omni Shares" or the "Omni Equity Interest");

WHEREAS, upon consummation of the transactions contemplated by this Agreement, Omni will become a 100% wholly-owned subsidiary of Pubco; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code, and that this share exchange transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a) The Shareholders will sell, convey, assign, transfer and deliver to Pubco certificates representing the Omni Equity Interest held by the Shareholders, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of Omni on a fully-diluted basis, accompanied by properly executed and authenticated stock powers or instrument of like tenor.

(b) As consideration for the acquisition of the Omni Equity Interest, Pubco shall issue an aggregate of twenty-eight thousand five hundred (28,500) newly and duly issued, fully paid and non-assessable shares (the "Issuable Shares") of Pubco Series E Preferred Stock, par value $0.001 (the "Pubco Preferred Stock") described in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation") convertible into Pubco common stock, par value $.001 ("Pubco Common Stock"). At the Closing, the outstanding Omni Equity Interests beneficially owned by the Shareholders shall be contributed and transferred to Pubco and Pubco shall issue the Issuable Shares. The Issuable Shares shall be convertible into approximately 95% of the outstanding shares of Pubco Common Stock immediately subsequent to the Closing, subject to adjustment as described in the Certificate of Designation.

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1.2 Closing Date. The closing of the Acquisition (the "Closing") shall take place no later than two business days after all the conditions provided for in this Agreement have been satisfied. Such date is referred to herein as the "Closing Date."

1.3 Surrender and Exchange of Certificates.

(a) At the Closing, Pubco shall register the Issuable Shares in the name of the Shareholders in the amounts set forth on Schedule 1.3(a) hereto.

(b) Promptly after the Closing and upon surrender of a certificate or certificates representing the Omni Equity Interest outstanding immediately prior to the Closing (or an affidavit and indemnification in form reasonably acceptable to counsel for Pubco stating that a Shareholder has lost his certificate or certificates or that such have been destroyed), Pubco shall issue to such Shareholder so surrendering such certificate or certificates, a certificate or certificates registered in the name of the Shareholder representing the number of shares of Pubco Preferred Stock that such Shareholder shall be entitled to receive. Until the certificate, certificates or affidavit is or are surrendered as contemplated by this Section 1.3(b), each certificate or affidavit that immediately prior to the Closing represented any outstanding Omni Equity Interest shall be deemed at and after the Closing to represent only the right to receive upon surrender as aforesaid the Pubco Common Stock.

1.4 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Shareholders, Omni, and/or Pubco (as applicable) shall take all such lawful and necessary action.

1.5 Certain Definitions. The following capitalized terms as used in this Agreement shall have the respective definitions:

"Action" shall have the meaning ascribed to such term in Section 2.9.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Best Knowledge" means the actual knowledge, after due investigation and inquiry, of the officers, directors or advisors of the referenced party.

"Business" means Pubco's current business activities of (i) developing and commercializing material additives based on a technology utilizing halloysite nanotubes and (ii) reselling Ebola personal protective equipment and ancillary supplies.

"Certificate of Designation" shall mean Pubco's Certificate of Designation of Series E Preferred Stock, par value $0.001, annexed hereto as an Exhibit.

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"Charter Documents" shall have the meaning ascribed to such term in Section 4.1.

"Claim Notice" shall have the meaning ascribed to such term in Section 5.3(a).

"Closing" shall have the meaning ascribed to such term in Section 1.2.

"Common Stock Equivalents" means any securities of Pubco or of any subsidiary of Pubco which would entitle the holder thereof to acquire at any time Pubco Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Pubco Common Stock.

"Contract" means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

"ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

"Evaluation Date" shall have the meaning ascribed to such term in Section 4.16.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Agent" shall have the meaning ascribed to such term in Section 1.3.

"Financial Statements" shall have the meaning ascribed to such term in Section 4.7.

"FINRA" means the Financial Industry Regulatory Authority.

"GAAP" means generally accepted accounting principles in the United States.

"Indemnified Party" shall have the meaning ascribed to such term in Section 5.3.

"Indemnifying Party" shall have the meaning ascribed to such term in Section 5.3.

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"Intellectual Property" shall have the meaning ascribed to such term in Section 2.8.

"Intellectual Property Rights" shall have the meaning ascribed to such term in Section 2.8.

"Issuable Shares" shall have the meaning ascribed to such term in Section 1.1(b).

"Knowledge" means the actual knowledge of the officers, directors or advisors of the referenced party.

"Law" means any federal, state, local law, statute, code, ordinance, rule or regulation.

"Liabilities" means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

"Liens" means a lien, adverse claim, charge, security interest, encumbrance, mortgage, hypothecation, easement, option, right of first refusal, preemptive right or other restriction or encumbrance of any nature whatsoever, including without limitation proxies, options or voting agreements.

"Material Adverse Effect" means an adverse change or effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which individually or as a whole is or would be considered material.

"Material Conflict" shall have the meaning ascribed to such term in Section 5.3(a).

"Money Laundering Laws" shall have the meaning ascribed to such term in Section 2.25.

"Notice Period" shall have the meaning ascribed to such term in Section 5.3(a).

"Omni Accounting Date" shall have the meaning ascribed to such term in Section 2.7.

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"Omni Financial Statements" shall have the meaning ascribed to such term in Section 2.7.

"Person" means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

"Pubco Common Stock" shall have the meaning ascribed to such term in Section 1.1(b).

"Pubco Intellectual Property Rights" shall have the meaning ascribed to such term in Section 4.14.

"Pubco Preferred Stock" shall have the meaning ascribed to such term in Section 1.1(b).

"Registration Expenses" shall have the meaning ascribed to such term in Section 6.15.

"Required Approvals" shall have the meaning ascribed to such term in Section 4.4.

"Securities Act" means the Securities Act of 1933, as amended.

"SEC" means the United States Securities & Exchange Commission.

"SEC Reports" shall have the meaning ascribed to such term in Section 4.7.

"Selling Expenses" shall have the meaning ascribed to such term in Section 6.15.

"Tax Returns" means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

"Tax" or "Taxes" means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

"Trading Day" means a day on which the principal Trading Market is open for trading.

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"Trading Market" means the following markets or exchanges on which Pubco Common Stock is listed or quoted for trading on the date in question: the NYSE MKT LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC QB, OTC Pink Marketplace operated or maintained by the OTC Markets Group, Inc. or the OTC Bulletin Board.

"Transaction" means the transactions contemplated by this Agreement, including the share exchange.

"Transaction Documents" means this Agreement, the agreements referred to in Section 6.12 and 6.13, the Certificate of Designation and the Issuable Shares.

"Underlying Shares" means the common stock of Pubco issuable upon conversion of the Issuable Shares.

"United States" means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

1.6 Tax Consequences. It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax-free reorganization under the Code. Each party hereto is required to obtain his or its own tax advice with respect to the tax nature of the Transaction.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF OMNI

Except as otherwise disclosed herein or in the disclosure schedule delivered by Omni to Pubco at the time of execution of this Agreement, Omni and each Stockholder, jointly and severally, hereby represent and warrant to Pubco as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

2.1 Organization. Omni has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted and to own and operate its assets as now owned and operated by it. Set forth on Schedule 2.1 of the disclosure schedules is a list of those jurisdictions in which Omni presently conducts its business, owns, holds and operates its properties and assets. The Company is duly qualified or authorized to do business as a foreign company and is in good standing under the laws of each jurisdiction in which it owns or leases property and each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification or authorization (which jurisdictions are set forth on Schedule 2.1).

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2.2 Capitalization. The authorized capital stock of Omni consists of (i) 300 shares of common stock, no par value per share , and (ii) no shares of Preferred Stock, of which at the Closing, 300 shares of common stock shall be issued and outstanding. All of the issued and outstanding shares of capital stock of Omni, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights and any other Liens, and were issued in compliance with the Securities Act and any other applicable Law. There are no voting trusts or any other agreements or understandings with respect to the voting of Omni's capital stock. Except for the Omni Shares, no other class of capital stock or other security of Omni is authorized, issued, reserved for issuance or outstanding. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which Omni or the Shareholder is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of Omni. There are no outstanding contractual obligations (contingent or otherwise) of Omni to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Omni. The delivery of the Omni Shares pursuant to this Agreement will vest in Pubco good and valid title to all of the Omni Equity Interests on a fully diluted basis free of all Liens. Upon Closing, Omni shall become a wholly owned subsidiary of Pubco.

2.3 Subsidiaries. Omni has no direct or indirect subsidiaries and does not own any equity or debt securities or other ownership interest in any other Person, nor is it a party to any Contract to acquire any such securities or other ownership interest.

2.4 Certain Corporate Matters. Omni is duly qualified to do business as a corporation and is in good standing under the laws of the state of Florida, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Omni's financial condition, results of operations or business. Omni has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.5 Authority Relative to this Agreement. Omni has the requisite power and authority to enter into this Agreement and any other documents and agreements to carry out its respective obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Omni have been duly authorized by Omni's Board of Directors and its shareholders and no other actions on the part of Omni are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Omni and constitutes a valid and binding agreement, enforceable against Omni in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

2.6 Consents and Approvals; No Violations. Except for the filing of the Current Report on Form 8-K, and Schedule 14f-1no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Omni of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Omni nor the consummation by Omni of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws of Omni, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any Lien under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Omni is a party or by which any of Omni's properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Omni or any of its properties or assets.

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2.7 Books and Records and Financial Statements. Omni has delivered to Pubco an unaudited balance sheet, and the related unaudited statements of income or operations and cash flows (the "Omni Financial Statements") for the period ended March 31, 2016 (the "Omni Accounting Date"). The Omni Financial Statements fairly present in all material respects the financial condition and operating results of Omni as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Omni Financial Statements, Omni has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2016; (ii) obligations under contracts and commitments incurred in the ordinary course of business; which, in all such cases, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect. All receivables reflected in the Omni Financial Statements are valid and have arisen only from bona fide, arms-length transactions entered into in the ordinary course of business consistent with past practices, and are not subject to defease, offset or any counterclaim and are good and collectible.

  2.8 Intellectual Property. Omni owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the "Intellectual Property Rights") and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the "Intellectual Property"), free and clear of all Liens, in each case as is necessary to conduct its business as presently conducted, the absence of which would be considered reasonably likely to result in a Material Adverse Effect. No claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made or is currently outstanding, and there exists no basis for such claim. Omni has not received any notices of and has no Knowledge of any facts that indicate a likelihood of any infringement or misappropriation by, or conflict with, any Person with respect to any of the Intellectual Property. The Intellectual Property has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties and Omni has no Knowledge of any infringement, misappropriation or conflict that will occur as a result of the continued operation of its business consistent with the manner that it has heretofore operated its business. No third party is infringing, misappropriating or diluting any intellectual property rights of the Company.

2.9 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Omni, threatened against or affecting Omni or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Omni nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of Omni, there is not pending or contemplated, any investigation by the SEC involving Omni or any current or former director or officer of Omni.

2.10 Legal Compliance. To the Best Knowledge of Omni, no claim has been filed against Omni alleging a violation of any applicable Laws. Omni has complied with and is in compliance with all Laws applicable to it. Omni holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of Omni's business as presently conducted. No loss, non-renewal, suspension, modification or expiration of, nor any noncompliance with, any of such permits, licenses or other authorizations is pending or, to Omni's Knowledge, threatened.

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2.11 Contracts. Except as disclosed in Schedule 2.11 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Omni. Omni is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which Omni is a party or by which Omni or any of Omni's properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Contracts disclosed in Schedule 2.11 are assets of Omni, and are now, and will be at Closing, in full force and effect in accordance with their respective terms. To the Knowledge of Omni, no other party to a Contract has breached, violated or defaulted under any Contract and no circumstance (including the transaction contemplated by this Agreement) exists that, with notice or lapse of time or both, would constitute a default by any party thereto.

2.12 Material Changes. Since the Omni Accounting Date: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Omni has not incurred any Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) Liabilities not required to be reflected in the Omni Financial Statements, (iii) Omni has not altered its method of accounting, (iv) Omni has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Omni has not issued any equity securities or convertible securities to any Person, including without limitation, any officer, director or Affiliate.

2.13 Labor Relations. No labor dispute exists or, to the Knowledge of Omni, is imminent with respect to any of the employees of Omni which could reasonably be expected to result in a Material Adverse Effect. None of Omni's employees is a member of a union that relates to such employee's relationship with Omni, and Omni is not a party to a collective bargaining agreement, and Omni believes that its relationships with its employees is good. No executive officer, to the Knowledge of Omni, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Omni to any liability with respect to any of the foregoing matters. Omni is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.14 Title to Assets. Omni owns no real property and has good and marketable title in all personal property owned by it, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Omni and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Omni is held by Omni under valid, subsisting and enforceable leases with which Omni is in compliance. To the Knowledge of Omni, no other party to any such lease has breached, violated or defaulted under any lease and no circumstance (including the transaction contemplated by this Agreement) exists that, with notice or lapse of time or both, would constitute a default by any party thereto

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2.15 Transactions with Affiliates and Employees. None of the Affiliates, officers or directors of Omni and, to the Knowledge of Omni, none of the employees of Omni is presently a party to any transaction with Omni (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Omni, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Omni and (iii) other employee benefits. All of such arrangements are as disclosed in Schedule 2.15 of the disclosure schedules hereto.

2.16 Business Records and Due Diligence. Omni has received and reviewed all of the Pubco materials and items set out infra in paragraph 4.32.

2.17 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Omni to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, except as set forth on Schedule 2.17 hereto.

2.18 Registration Rights. No Person has any right to cause Omni (or any successor) to effect the registration under the Securities Act of any securities of Omni (or any successor).

2.19 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Omni has timely filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Omni has no Knowledge of a tax deficiency which has been asserted or threatened against Omni.

2.20 No General Solicitation. Neither Omni nor any person acting on behalf of Omni has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.21 Foreign Corrupt Practices. Neither Omni, nor to the Knowledge of Omni, any agent or other person acting on behalf of Omni, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Omni (or made by any person acting on its behalf of which Omni is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended ("FCPA").

2.22 Obligations of Management. Each officer and key employee of Omni is currently devoting substantially all of his or her business time to the conduct of business of Omni. Omni is not aware that any officer or key employee of Omni is planning to work less than full time at Omni in the future. No officer or key employee is currently working or, to Omni's Knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

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2.23 Minute Books. The minute books of Omni annexed hereto as Schedule 2.23 contains a complete summary of all meetings and copies of any written consents in lieu of meetings of directors and stockholders of Omni since the time of Omni's incorporation.

2.24 Employee Benefits. Omni has not (nor for the two years preceding the date hereof has had) any plans which are subject to ERISA.

2.25 Money Laundering Laws. The operations of Omni are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Omni with respect to the Money Laundering Laws is pending or, to the knowledge of Omni, threatened.

2.26 Disclosure. The representations and warranties and statements of fact made by Omni in this Agreement, and all statements set forth in the certificates delivered by Omni at the Closing pursuant to this Agreement, are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading. The copies of all documents furnished by Omni pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Pubco or its representatives by or on behalf of Omni in connection with this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Except as otherwise disclosed herein or in the disclosure schedule delivered by the Shareholders to Pubco at the time of execution of this Agreement, each Shareholder for himself or herself hereby represents and warrants to Pubco as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

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3.1 Ownership of the Omni Equity Interest. Each Shareholder owns, beneficially and of record, good and marketable title to the amount of the Omni Equity Interest set forth opposite such Shareholder's name in Schedule 3.1 hereto, free and clear of all Liens. The Shareholder represent that he has no right or claims whatsoever to any equity interests of Omni, other than the Omni Equity Interest and does not have any options, warrants or any other instruments entitling him to exercise or purchase or convert into additional equity interests of Omni. At the Closing, the Shareholder will convey to Pubco good and marketable title to the Omni Equity Interests, free and clear of any Liens. No Shareholder is a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Omni Equity Interests.

None of the execution, delivery and performance by the Shareholder of this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by such Shareholder the consummation of the transactions contemplated hereby or thereby, or compliance by such Shareholder with any of the provisions hereof or thereof will: (i) cause such Shareholder to breach any Law or order, judgment, decree or award that is applicable to such Shareholder; or (ii) conflict with or result in a breach or termination of any of the terms, conditions or provisions of, or constitute a default under, accelerate any oblations arising under, trigger any payment under, require any Consent under, or any notice under, or result in the creation of any Lien pursuant to, or otherwise adversely affect, in any respect, of any of the terms, conditions or provisions of any Contract to which such Shareholder is a party or by which such Shareholder (or such Shareholder's assets) may be bound. No consent, waiver, approval or authorization of, or declaration or filing with, or notification to, any Person (including any spousal consent or consent of the beneficiary of any trust) or governmental body is required on the part of such Shareholder in connection with the execution and delivery of this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement, or the compliance by such Shareholder with any of the provisions thereof, or the consummation of the transactions contemplated thereby.

3.2 Authority Relative to this Agreement. The Shareholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by such Shareholder in connection with the consummation of the transactions contemplated by this Agreement, and to consummate the transactions and perform its obligations contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of such person, enforceable against such Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.3 Acquisition of Restricted Securities for Investment. The Shareholder acknowledges that the Issuable Shares and Underlying Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Issuable Shares and Underlying Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Issuable Shares and Underlying Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, the Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Further, the Shareholder acknowledges and agrees that:

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(a) The Shareholder is acquiring the Issuable Shares and Underlying Shares for investment, for such Shareholder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Shareholder further represents that he does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Issuable Shares and Underlying Shares.

(b) The Shareholder understands that the Issuable Shares and Underlying Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and that Pubco's reliance on such exemption is predicated on the Shareholder's representations set forth herein.

3.4 Status of Shareholder. The Shareholder is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex I, and such Shareholder is not acquiring the Issuable Shares and Underlying Shares as a result of any advertisement, article, notice or other communication regarding the Issuable Shares and Underlying Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.5 Investment Risk. The Shareholder is able to bear the economic risk of acquiring the Issuable Shares and Underlying Shares pursuant to the terms of this Agreement, including a complete loss of the Shareholder's investment in the Issuable Shares and Underlying Shares.

3.6 Restrictive Legends. The Shareholder acknowledges that the certificate(s) representing the Issuable Shares and Underlying Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

"[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES."

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3.7 Disclosure. The representations and warranties and statements of fact made by the Shareholder in this Agreement, and all statements set forth in the certificates delivered by the Shareholder at the Closing pursuant to this Agreement, are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading. The copies of all documents furnished by the Shareholder pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form in connection with this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PUBCO

Except as otherwise disclosed herein or in the disclosure schedule delivered by Pubco to Omni at or prior to the time of execution of this Agreement or in the SEC Reports, Pubco hereby represents and warrants to Omni and the Shareholder as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1 Organization and Qualification. Pubco is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Pubco is not, to its Knowledge, in violation nor default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents (collectively the "Charter Documents"). Pubco is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2 Authorization; Enforcement. Pubco has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Pubco and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Pubco and no further action is required by Pubco, the Board of Directors or Pubco's stockholders in connection therewith other than in connection with the Required Approvals, as defined in Section 4.4. This Agreement has been (or upon delivery will have been) duly executed by Pubco and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Pubco enforceable against Pubco in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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4.3 No Conflicts. The execution, delivery and performance by Pubco of this Agreement and the consummation by Pubco of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Pubco's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Pubco, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Pubco debt or otherwise) or other understanding to which Pubco is a party or by which any property or asset of Pubco is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Pubco is subject (including federal and state securities laws and regulations), or by which any property or asset of Pubco is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.4 Filings, Consents and Approvals. Pubco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Pubco of this Agreement, other than the filing of the Certificate of Designation with the Secretary of State of the State of Nevada and the Current Report(s) on Form 8-K with the SEC and such filings as are required to be made under applicable federal and state securities laws (collectively, the "Required Approvals").

4.5 Issuance of the Issuable Shares. The Issuable Shares are duly authorized and, when issued and acquired in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed on or by Pubco other than restrictions on transfer provided for in this Agreement.

4.6 Capitalization. The capitalization of Pubco is as set forth in the SEC Reports. Other than as set forth in the SEC Reports, Pubco has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Pubco Common Stock, or Contracts, commitments, understandings or arrangements by which Pubco or any subsidiary of Pubco is or may become bound to issue additional shares of Pubco Common Stock or Common Stock Equivalents. Except as set forth in the SEC Reports, the issuance of the Issuable Shares will not obligate Pubco to issue shares of Pubco Common Stock or other securities to any Person (other than to the Shareholder) and will not result in a right of any holder of Pubco securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in the SEC Reports, all of the outstanding shares of capital stock of Pubco are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or Pubco's board of directors is required for the issuance of the Issuable Shares or Underlying Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Pubco's capital stock to which Pubco is a party or, to the Knowledge of Pubco, between or among any of Pubco's stockholders.

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4.7 SEC Reports; Financial Statements. Except for the Form 10-Q for the quarter ended March 30, 2016, Pubco has filed all reports, schedules, forms, statements and other documents required to be filed by Pubco under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2015 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein together with the Form 10-K to be filed by Pubco pursuant to Section 6.10 herein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. To the Knowledge of Pubco, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Pubco included in the SEC Reports ("Financial Statements") comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Pubco as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.8 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or in connection herewith: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Pubco has not incurred any Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Pubco's financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Pubco has not altered its method of accounting, (iv) Pubco has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Pubco has not issued any equity securities to any officer, director or Affiliate. Pubco does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Issuable Shares contemplated by this Agreement or as set forth on Schedule 4.8, no event, liability or development has occurred or exists with respect to Pubco or any subsidiary of Pubco or their respective business, properties, operations or financial condition, that would be required to be disclosed by Pubco under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

4.9 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Pubco, threatened against or affecting Pubco or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Issuable Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Pubco nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth on Schedule 4.9 hereto, there has not been, and to the Knowledge of Pubco, there is not pending or contemplated, any investigation by the SEC involving Pubco or any current director or officer of Pubco. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Pubco under the Securities Act.

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4.10 Labor Relations. No labor dispute exists or, to the Knowledge of Pubco, is imminent with respect to any of the employees of Pubco which could reasonably be expected to result in a Material Adverse Effect. None of Pubco's employees is a member of a union that relates to such employee's relationship with Pubco, and Pubco is not a party to a collective bargaining agreement, and Pubco believes that its relationships with their employees are good. No executive officer, to the Knowledge of Pubco , is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Pubco to any liability with respect to any of the foregoing matters. Pubco is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11 Compliance. To the Knowledge of Pubco and except with respect to the SEC Reports, Pubco: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Pubco under), nor has Pubco received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.12 Regulatory Permits. Pubco possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and Pubco has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.13 Title to Assets. Pubco has good and marketable title in all personal property owned by it that is material to the business of, in each case free and clear of all Liens, except for Liens disclosed in the SEC Reports or that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Pubco and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Pubco does not own any real property. Any real property and facilities held under lease by Pubco are held by Pubco under valid, subsisting and enforceable leases with which Pubco is in compliance.

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4.14 Patents and Trademarks. Pubco has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their business and which the failure to so have could have a Material Adverse Effect (collectively, the "Pubco Intellectual Property Rights"). Pubco has not received a notice (written or otherwise) that any of the Pubco Intellectual Property Rights used by Pubco violates or infringes upon the rights of any Person. To the Knowledge of Pubco, all such Pubco Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Pubco has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.15 Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of Pubco and, to the Knowledge of Pubco, none of the employees of Pubco is presently a party to any transaction with Pubco (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Pubco, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Pubco and (iii) other employee benefits.

4.16 Sarbanes-Oxley; Internal Accounting Controls. Pubco is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Pubco has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Pubco and designed such disclosure controls and procedures to ensure that information required to be disclosed by Pubco in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Pubco's certifying officers have evaluated the effectiveness of Pubco's disclosure controls and procedures as of the end of the period covered by Pubco's most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). Pubco presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officer about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in Pubco's internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, Pubco's internal control over financial reporting.

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4.17 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

4.18 Issuance of Issuable Shares. Assuming the accuracy of the Shareholder's representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and issuance of the Issuable Shares and Underlying Shares by Pubco to the Shareholder as contemplated hereby. The issuance of the Issuable Shares and Underlying Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.

4.19 Investment Company. Pubco is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

4.20 Listing and Maintenance Requirements. Pubco Common Stock is currently quoted on the OTC Pink Marketplace under the symbol "NNAN" and Pubco has not, in the 24 months preceding the date hereof, received any notice from the OTC Pink Marketplace to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTC Pink Marketplace. Pubco is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements of the OTC Pink Marketplace.

4.21 Application of Takeover Protections. Pubco has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco's articles of incorporation or the laws of Nevada that is or could become applicable to a Shareholder as a result of a Shareholder and Pubco fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of Pubco's issuance of the Issuable Shares and the Shareholder's ownership of the Issuable Shares and Underlying Shares.

4.22 No Integrated Offering. To the Knowledge of Pubco, and assuming the accuracy of the Shareholders' representations and warranties set forth in Section 3, neither Pubco, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Issuable Shares to be integrated with prior offerings by Pubco for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of Pubco are listed or designated.

4.23 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Pubco has filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Pubco has no knowledge of a tax deficiency which has been asserted or threatened against Pubco.

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4.24 No General Solicitation. Neither Pubco nor any person acting on behalf of Pubco has offered or sold any of the Issuable Shares by any form of general solicitation or general advertising.

4.25 Foreign Corrupt Practices. Neither Pubco, nor to the Knowledge of Pubco, any agent or other person acting on behalf of Pubco, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Pubco (or made by any person acting on its behalf of which Pubco is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

4.26 Transfer Agent. Pubco's transfer agent is Continental Stock Transfer and Trust. Such transfer agent is eligible to transfer securities via Depository Trust Company ("DTC") and Deposit Withdrawal Agent Commission ("DWAC"). Pubco is not DTC eligible.

4.27 No Disagreements with Accountants and Lawyers. To the Knowledge of Pubco, there are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by Pubco to arise, between Pubco and the accountants and lawyers formerly or presently employed by Pubco which could affect Pubco's ability to perform any of its obligations under this Agreement, and Pubco is current with respect to any fees owed to its accountants and lawyers.

4.28 Regulation M Compliance. Pubco has not, and to the Knowledge of Pubco, no one acting on behalf of Pubco has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Pubco to facilitate the sale or resale of any of the Issuable Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of Pubco, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Pubco.

4.29 Money Laundering Laws. The operations of Pubco are and have been conducted at all times in compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Pubco with respect to the Money Laundering Laws is pending or, to the best Knowledge of Pubco, threatened.

4.30 Minute Books. The minute books of Pubco made available to Omni and the Shareholders contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

4.31 Employee Benefits. Pubco has not (nor for the two years preceding the date hereof has) had any plans which are subject to ERISA.

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4.32 Business Records and Due Diligence. Prior to the Closing, Pubco delivered to Omni all records and documents relating to Pubco, which Pubco possesses, including, without limitation, books, records, government filings, Tax Returns, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Pubco which have been requested in writing by Omni.

4.33 Contracts. Except as set forth in Schedule 4.33 or the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Pubco taken as a whole. Except as set forth in Schedule 4.33 or the SEC Reports, Pubco is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.34 No Undisclosed Liabilities. Except as otherwise disclosed in Schedule 4.34 or the SEC Reports and in the Form 10-K to be filed by Pubco after Closing for the 2015 fiscal year, Pubco has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. Pubco represent that at the date of Closing, Pubco shall have no liabilities or obligations whatsoever, either direct or indirect, matured or un-matured, accrued, absolute, contingent or otherwise.

4.35 No SEC or FINRA Inquiries. To the Knowledge of Pubco, neither Pubco nor any of its present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA. Pubco's Common Stock trades on the OTCPK Market.

4.36 Disclosure. The representations and warranties and statements of fact made by Pubco in this Agreement, and all statements set forth in the certificates delivered by Pubco at the Closing pursuant to this Agreement, are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading. The copies of all documents furnished by Pubco pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Omni or its representatives by or on behalf of Pubco in connection with this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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ARTICLE 5

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

5.1 Indemnification.

(a) Subject to the provisions of this Article 5, and irrespective of any due diligence investigation conducted by Omni with regard to the transactions contemplated hereby, Pubco agrees to indemnify fully in respect of, hold harmless and defend Omni and the Shareholders, and each of the officers, agents and directors of Omni against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a "Claim" and collectively "Claims") to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Pubco in this Agreement.

(b) Subject to the provisions of this Article 5, Omni and each Shareholder agrees to indemnify fully in respect of, hold harmless and defend Pubco and each of its officers, agents and directors against any Claims to which they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Omni and/or any Shareholder in this Agreement.

5.2 Survival of Representations and Warranties. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties given or made by Pubco, Omni and the Shareholders under this Agreement shall survive the date hereof for a period of forty-eight (48) months from and after the Closing Date (the last day of such period is herein referred to as the "Expiration Date"), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely and claims with respect to fraud by Pubco, Omni or the Shareholders must be made at any time, as long as such claim is made within a reasonable period of time after discovery by the claiming party.

5.3 Method of Asserting Claims, Etc. The party claiming indemnification is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." All Claims for indemnification by any Indemnified Party under this Article 5 shall be asserted as follows:

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(a) In the event that any Claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within ten (10) business days from the date upon which the Indemnified Party has Knowledge of such Claim, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim or demand) (the "Claim Notice"). The Indemnified Party's failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party's ability to defend against the claim or demand. The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the "Notice Period") to notify the Indemnified Party: (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim or demand, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which he shall deem necessary or appropriate to protect his interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he, she or it does not dispute liability for indemnification under this Article 5 and that such person desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party (a "Material Conflict"). If requested by the Indemnifying Party and there is no Material Conflict, the Indemnified Party agrees to cooperate with the Indemnifying Party and his, her or its counsel in contesting any Claim or demand which the Indemnifying Party elects to contest or, if appropriate and related to the Claim in question, in making any Counterclaim against the person asserting the third party Claim or demand, or any cross-complaint against any person. No Claim for which indemnity is sought hereunder and for which the Indemnifying Party has acknowledged liability for indemnification under this Article 5 may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(b) In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Claim or demand being asserted against or sought to be collected from him by a third party, the Indemnified Party shall give a Claim Notice with respect to such Claim to the Indemnifying Party. If, after receipt of a Claim Notice, the Indemnifying Party does not notify the Indemnified Party within the Notice Period that he, she or it disputes such Claim, then the Indemnifying Party shall be deemed to have admitted liability for such Claim in the amount set forth in the Claim Notice.

(c) The Indemnifying Party shall be given the opportunity to defend the respective Claim.

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ARTICLE 6

COVENANTS OF THE PARTIES

6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Omni and Pubco as each party may request. In order that each party may have the full opportunity to do so, the Shareholder shall furnish each party and its representatives during such period with all such information concerning the affairs of Omni or Pubco as each party or its representatives may reasonably request and cause Omni or Pubco and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Omni and the Shareholders on the one hand and Pubco on the other hand. Without the prior written consent of Omni, the Shareholders or Pubco, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect.

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6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

6.6 Officers and Directors. Pubco and Omni shall cause the Board of Directors of Pubco and the officers of Pubco and Omni to be the individuals identified on Schedule 6.6 hereto.

6.7 Confidentiality; Access to Information.

(a) Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b) Access to Information.

(i) Omni will afford Pubco and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Omni during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Omni, as Pubco may reasonably request. No information or Knowledge obtained by Pubco in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii) Pubco will afford Omni and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Pubco during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Pubco, as Omni may reasonably request. No information or knowledge obtained by Omni in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

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6.8 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Omni will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement.

6.9 Omni Audits. Within sixty (60) calendar days after the Closing, Omni shall deliver to Pubco complete and accurate audited financial statements prepared in accordance with GAAP for each annual period since Omni's inception and any reviewed stub periods as are required by the SEC to enable Pubco to be able to comply with its reporting obligations under all applicable laws, rules and regulations including but not limited to the Exchange Act and specifically Form 8-K, Schedule 14C and Schedule 14F, as and if required. Pubco shall cause all such filings to be timely made.

6.10 [Intentionally Omitted]

6.11 [Intentionally Omitted]

6.12 Series E and Series D Preferred Stock And Convertible Promissory Note Surrender Agreement. Pubco shall cause the holders of all of its outstanding Series B and Series D Preferred Stock and holders of certain convertible promissory notes described on Schedule 6.12 to conditionally surrender for nominal consideration all such preferred stock and the convertible promissory notes in the amounts set forth on Schedule 6.12.1 pursuant to a Surrender Agreement annexed hereto as Schedule 6.12.2. It is agreed and understood by Pubco, Omni and the Shareholders that the aforedescribed surrenders will not occur in the event any of the requirements of Sections 7.1 and 7.2 are not accomplished. Subsequent to the surrender of the aforedescribed convertible promissory notes, Pubco shall have outstanding, in the aggregate as of the date of such surrender not more than $1,710,000 of principal and interest outstanding on the unsurrendered convertible promissory notes.

6.13 Sale of Business. Immediately after Closing, the Business will be transferred and sold to an Affiliate of James Wemett in consideration for all accrued salary and compensation owed by Pubco to Mr. Wemett and the assumption by said Affiliate of certain liabilities more particularly specified in the Asset Purchase Agreement annexed as Schedule 6.13.

6.14 Net Operating Loss. The parties hereto will endeavor to structure the Transaction in a way to take advantage for tax purposes of Pubco's current operating net loss. The parties acknowledge that such operating net loss may not be available to Pubco subsequent to the Closing. Such unavailability shall not give rise to any rescission right or damages for any party to this Agreement.

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6.15 Piggy-Back Registrations. If at any time after the Closing Date there is not an effective registration statement covering all of the Underlying Shares and Pubco determines to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, but excluding Forms S-4 or S-8 and similar forms which do not permit such registration, then Pubco shall send to each holder of any of the issued Issuable Shares and Underlying Shares written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such holder shall so request in writing, Pubco shall include in such registration statement all or any part of the Underlying Shares such holder requests to be registered and which inclusion of such Underlying Shares will be subject to customary underwriter cutbacks applicable to all holders of registration rights and minimum cutbacks in accordance with guidance provided by the SEC (including, but not limited to, Rule 415). The obligations of Pubco under this Section may be waived by any holder of any of the Securities entitled to registration rights under this Section 6.15. The holders whose Underlying Shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement. In no event shall the liability of any holder of Securities or permitted successor in connection with any Underlying Shares included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by such purchaser upon the sale of the Underlying Shares sold pursuant to such registration or such lesser amount in proportion to all other holders of Securities included in such registration statement. All expenses incurred by Pubco in complying with Section 6.15, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for Pubco, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 6.15. Selling Expenses in connection with each registration statement under Section 6.15 shall be borne by the holder and will be apportioned among such holders in proportion to the number of shares included therein for a holder relative to all the securities included therein for all selling holders, or as all holders may agree. It shall be a condition precedent to the obligations of Pubco to complete the registration pursuant to this Agreement with respect to the Issuable Shares and Underlying Shares of a particular purchaser that such purchaser shall furnish to Pubco in writing such information and representation letters, including a completed form of a securityholder questionnaire, with respect to itself and the proposed distribution by it as Pubco may reasonably request to assure compliance with federal and applicable state securities laws.

ARTICLE 7

CONDITIONS TO CLOSING

7.1 Conditions to Obligations of Omni and the Shareholders. The obligations of Omni and the Shareholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, Pubco shall have delivered or caused to be delivered to Omni and the Shareholders the following:

(i) this Agreement duly executed by Pubco;

(ii) letter of resignation from all officers and directors of Pubco except as identified on Schedule 6.6;

(iii) resolutions duly adopted by the Board of Directors of Pubco approving the following events or actions, as applicable:

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a. the execution, delivery and performance of this Agreement;

b. the Acquisition and the terms thereof; and

c. the appointment of the officers and directors identified on Schedule 6.6;

(iv) a certificate of good standing for Pubco from the State of Nevada, dated not earlier than five (5) days prior to the Closing Date;

(v) A certificate of Continental Stock Transfer and Trust, Pubco's transfer agent and registrar, certifying as of the business day prior to the Acquisition, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Pubco Common Stock, together with the number of shares of Pubco Common Stock held by each record owner;

(vii) a certificate of the Secretary of Pubco, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Pubco executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the "Transaction Documents"), (ii) a copy of the Articles of Incorporation and By-Laws of Pubco, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Pubco authorizing and approving Pubco's execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(viii) all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Omni's representatives with respect to Pubco; and

(ix) such other documents as Omni and/or the Shareholders may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties to be True. The representations and warranties of Pubco herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Pubco shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

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(c) No Assets and Liabilities. At the Closing, Pubco shall have no payables (contingent or otherwise) other than the unsurrendered convertible promissory note described in Section 6.12 and not in excess of $600,000 of additional payables, no material past due tax obligations and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

(d) Outstanding Capital Stock. Pubco shall have no more than 2,911,658 shares of common stock issued and outstanding in the aggregate at the Closing.

(e) No Adverse Effect. The business and operations of Pubco will not have suffered any Material Adverse Effect.

(f) The Agreements referred to in Section 6.11 shall have been entered into.

7.2 Conditions to Obligations of Pubco. The obligations of Pubco under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. On the Closing Date, Omni and/or the Shareholder shall have delivered to Pubco the following:

(i) this Agreement duly executed by Omni and the Shareholder;

(ii) resolutions duly adopted by the Board of Directors of Omni authorizing and approving the execution, delivery and performance of this Agreement;

(iii) certificates representing the Omni Equity Interests to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor;

(iv) a certificate of the Secretary or other duly qualified officer of Omni, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Omni the Transaction Documents, (ii) a copy of the Articles of Incorporation and By-Laws of Omni, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Omni authorizing and approving Omni's execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the Transaction contemplated thereby; and

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(v) all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and such other documents as Pubco may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties True and Correct. The representations and warranties of Omni and the Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Omni and the Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) No Adverse Effect. The business and operations of Omni will not have suffered any Material Adverse Effect.

ARTICLE 8

TERMINATION

8.1 This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Pubco and any Shareholder;

(b) by either Pubco or the Shareholder if the Transaction shall not have been consummated for any reason by June 30, 2016; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Pubco or the Shareholder if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable; or

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(d) by the Shareholder, upon a material breach of any representation, warranty, covenant or agreement on the part of Pubco set forth in this Agreement, or if any representation or warranty of Pubco shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the representations and warranties by Pubco or breach by Pubco is curable by Pubco prior to the Closing Date, then the Shareholder may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Shareholder to Pubco of such breach, provided Pubco continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Shareholder may not terminate this Agreement pursuant to this Section 8.1(d) if they shall have materially breached this Agreement or if such breach by Pubco is cured during such thirty (30) day period).

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 8.1, Section 8.2 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

9.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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(i)	if to Omni, to:	Omni Shrimp, Inc.
13613 Gulf Boulevard
Madeira Beach, FL 33163

	With a copy by fax only to:	Samuel M. Krieger, Esq.
Krieger & Prager LLP
skrieger@kplawfirm.com
2123632999

(ii)	if to Shareholders, to:	Colm Wrynn
22 Sunnyvale Road
Port Washington, NY 11050

Linda Giahpietro
8757 Kent Place
Castle Pines, CO 80108

Daniel Stelcer
4 Richards Road
Port Washington, NY 11050

	With a copy by fax only to:	Samuel M. Krieger, Esq.
Krieger & Prager LLP
skrieger@kplawfirm.com
2123632999

(iii)	if to Pubco, to:	NaturalNano, Inc.
13613 Gulf Boulevard
Madeira Beach, FL 33163

	With a copy by fax only to:	Samuel M. Krieger, Esq.
Krieger & Prager LLP
skrieger@kplawfirm.com
2123632999

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9.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by all parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.5Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign this Agreement or any rights or obligations hereunder.

9.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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9.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

9.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

9.10 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

9.11 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

9.12 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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 IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

PUBCO:

NATURALNANO INC., a Nevada corporation

By:
Chief Executive Officer

OMNI:

OMNI SHRIMP, INC. a Florida corporation

By:
President

SHAREHOLDER:

GEEVAGH LLC

Name:	/s/ Colm Wrynn
Colm Wrynn

OMNI VENTURES, INC.

By:	/s/ Linda Giahpietro
Name:	Linda Giahpietro

DCDGG LLC

By:	/s/ Daniel Stelcer
Name:	Daniel Stelcer

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ANNEX A

Definition of Accredited Investor

The securities will only be sold to investors who represent in writing in the Securities Purchase Agreement that they are accredited investors, as defined in Regulation D, Rule 501 under the Act which definition is set forth below:

1. A natural person whose net worth, or joint net worth with spouse, at the time of purchase exceeds $1 million (excluding home); or

2. A natural person whose individual gross income exceeded $200,000 or whose joint income with that person's spouse exceeded $300,000 in each of the last two years, and who reasonably expects to exceed such income level in the current year; or

3. A trust with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person described in Regulation D; or

4. A director or executive officer of the Company; or

5. The investor is an entity, all of the owners of which are accredited investors; or

6. (a) bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance Company as defined in Section 2(13) of the Act, (d) an investment Company registered under the Investment Company Act of 1940 or a business development Company as defined in Section 2(a)(48) of such Act, (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) an employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, if such plan has total assets in excess of $5 million, (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Securities Act of 1974, and the employee benefit plan has assets in excess of $5 million, or the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, that is either a bank, savings and loan institution, insurance Company, or registered investment advisor, or, if a self-directed plan, with an investment decisions made solely by persons that are accredited investors, (h) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, or (i) an organization described in Section 501(c)(3) of the Internal Revenue code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with assets in excess of $5 million.

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